 Filed Pursuant to Rule 424(b)(4)
 Registration No. 333-239504
PROSPECTUS SUPPLEMENT
(to Prospectus dated July 8, 2020)
15,000,000 Shares
Common Stock
The selling stockholder identified in this prospectus supplement is offering 15,000,000 shares of our common stock. We will not receive any of the proceeds from the shares of common stock sold by the selling stockholder.
Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “OPCH.” On February 5, 2021, the last reported sale price of our common stock was $19.89 per share.

	Per Unit	Total
Public offering price	$18.5000	$277,500,000
Underwriting discounts and commissions(1)	$0.2722	$4,083,000
Proceeds to selling stockholder, before expenses	$18.2278	$273,417,000

(1)
See “Underwriting” for a description of the compensation payable to the underwriter.

The selling stockholder has granted the underwriter an option for a period of 30 days to purchase up to 2,250,000 additional shares of our common stock.
Investing in our common stock involves a number of risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as in the accompanying prospectus and the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares to purchasers on or about February 10, 2021.
Goldman Sachs & Co. LLC
The date of this prospectus supplement is February 8, 2021.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-239504) that we initially filed with the Securities and Exchange Commission (SEC) on June 26, 2020, and that was declared effective by the SEC on July 8, 2020. This document contains two parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
We, the selling stockholder and the underwriter have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We, the selling stockholder and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The selling stockholder and the underwriter are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. For investors outside the United States we, the selling stockholder and the underwriter have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.
The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.
We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. In addition, our name, logo and website name and address are our service marks or trademarks. Each trademark, trade name or service mark by any other company appearing in this prospectus supplement belongs to its holder. The trade names and trademarks that we use include “Option Care Health,” “Option Care,” “Critical Care Systems,” “BioScrip,” as well as several others. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus supplement are listed without the ™, SM, ® and © symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, trade names and copyrights.

Except where the context otherwise requires or where otherwise indicated, references in this prospectus supplement and the accompanying prospectus to “Option Care Health,” the “Company,” “we,” “us” and “our” refer to Option Care Health, Inc., a Delaware corporation.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain and refer to certain statements that are not historical facts that contain “forward-looking statements.” Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict” and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated due to a number of facts, including but not limited to those described from time to time in our reports filed or furnished with the SEC, and in particular those factors set forth in the section entitled “Risk Factors” in our annual and quarterly reports filed with the SEC.
While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements.
All forward-looking statements speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise. If we do update one or more forward-looking statements, there should be no inference that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read the entire prospectus supplement, accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, especially the risks of investing in our common stock discussed under the heading “Risk Factors,” and our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.
Overview
Option Care Health and its wholly-owned subsidiaries provide infusion therapy and other ancillary health care services through a national network of 145 locations around the United States. We contract with managed care organizations, third-party payers, hospitals, physicians, and other referral sources to provide pharmaceuticals and complex compounded solutions to patients for intravenous delivery in the patients’ homes or other nonhospital settings. Our services are provided in coordination with, and under the direction of, the patient’s physician. Our multidisciplinary team of clinicians, including pharmacists, nurses, dietitians and respiratory therapists, work with the physician to develop a plan of care suited to each patient’s specific needs. We provide home infusion services consisting of anti-infectives, nutrition support, bleeding disorder therapies, immunoglobulin therapy, and other therapies for chronic and acute conditions.
Our operating model enables us to provide favorable outcomes to our stakeholders as follows:
•
Patients.   We improve our patients’ quality of life by allowing them to receive infusion therapy at home or at one of our ambulatory infusion suites. In addition, we help manage our patients’ conditions through counseling and education regarding their treatment and by providing ongoing monitoring to encourage patient compliance with the prescribed therapy. We also provide services to help our patients receive the health benefits covered by their health plan and our services offer our patients a lower cost alternative to providing these therapies in a hospital setting.

•
Payers.   We provide payers with a comprehensive approach to meeting their pharmacy service needs and providing a cost-effective solution. Our provision of infusion pharmacy services in the patient’s home or at one of our local ambulatory infusion suites offers a lower cost alternative to providing these therapies in a hospital setting. We also provide payers with utilization and outcome data to evaluate therapy effectiveness.

•
Physicians.   We provide physicians with timely patient clinical support by providing care management related to their patients’ pharmacy needs and improving compliance with therapy protocols. We eliminate the need for physicians to carry inventories of high cost prescriptions by distributing the medications directly to patients’ homes. We either bill the payer directly or assist the patient in the submission of claims to the payer.

•
Pharmaceutical Manufacturers.   We collaborate with pharmaceutical manufacturers to provide a broad distribution channel for their existing pharmaceuticals and their new product launches. We implement patient monitoring programs that encourage compliance with the prescribed therapy. We also provide valuable clinical information in the form of outcomes and compliance data to manufacturers to aid in their evaluation of the efficacy of their products.

HC Group Holdings II, Inc. (“HC II”) was incorporated under the laws of the State of Delaware on January 7, 2015, with its sole shareholder being HC Group Holdings I, LLC. (“HC I”). On April 7, 2015, HC I and HC II collectively acquired Walgreens Infusion Services, Inc. and its subsidiaries from Walgreen Co., and the business was rebranded as Option Care, Inc. (“Option Care”).
On March 14, 2019, HC I and HC II entered into a definitive agreement to merge with and into a wholly-owned subsidiary of BioScrip, Inc. (“BioScrip”) (the “Merger”), a national provider of infusion and home care management solutions, which was completed on August 6, 2019. The Merger was accounted for as a reverse merger under the acquisition method of accounting for business combinations with Option Care being considered the accounting acquirer and BioScrip being considered the legal acquirer. Following the close of the transaction, BioScrip was rebranded as Option Care Health, Inc.
Recent Developments
Fourth Quarter and Fiscal Year 2020 Preliminary Financial Results
The preliminary financial information included below is subject to completion of our year-end close procedures and further financial review. We have provided ranges, rather than specific amounts, because these results are preliminary and subject to change. Actual results may differ from these estimates as a result of the completion of our year-end closing procedures, review adjustments and other developments that may arise between now and the time such financial information for the period is finalized. As a result, these estimates are preliminary, may change and constitute forward-looking information and, as a result, are subject to risks and uncertainties. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”), and they should not be viewed as indicative of our results for any future period. Our independent registered public accountants have not audited, reviewed, compiled, or performed any procedures with respect to these estimated financial results and, accordingly, do not express an opinion or any other form of assurance with respect to these preliminary estimates.
For the three months ended December 31, 2020, we expect to report:
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Net revenue of approximately $800.0 million to $805.0 million, representing growth over the prior year fourth quarter of approximately 11%;

•
Net income of approximately $16.0 million to $18.0 million; and

•
Adjusted EBITDA of approximately $66.0 million to $68.0 million, representing growth over the prior year fourth quarter of approximately 25% to 28%.

For the fiscal year ended December 31, 2020, we expect to report:
•
Net revenue of approximately $3,027.9 million to $3,032.9 million;

•
Net loss of approximately $9.9 million to $7.9 million; and

•
Adjusted EBITDA of approximately $220.0 million to $222.0 million.

The following table reconciles consolidated net income (loss) to consolidated EBITDA and consolidated EBITDA to consolidated Adjusted EBITDA for the periods presented.
	Three Months Ended December 31, 2020		Year Ended December 31, 2020
	Low	High	Low	High
Consolidated net income (loss)	$16.0	$18.0	$(9.9)	$(7.9)
Interest expense, net	23.7	23.7	107.8	107.8
Income tax expense (benefit)	0.6	0.6	2.8	2.8
Depreciation and amortization expense	17.8	17.8	77.9	77.9
Consolidated EBITDA	58.1	60.1	178.6	180.6
EBITDA adjustments
Stock-based incentive compensation	0.3	0.3	2.9	2.9
Loss on extinguishment of debt	3.2	3.2	11.5	11.5
Restructuring, acquisition, integration and other	4.4	4.4	27.0	27.0
Consolidated adjusted EBITDA	$66.0	$68.0	$220.0	$222.0
In addition to reporting financial information in accordance with GAAP, we are also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of our liquidity. In addition, our definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by us, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, acquisition, integration and other expenses. As part of restructuring, acquisition, integration and other expenses, we may incur significant charges such as the write down of certain long-lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of our business operations and facilitates comparisons to our historical operating results.
Corporate Information
Our principal executive offices are located at 3000 Lakeside Drive, Suite 300N, Bannockburn, Illinois 60015, and our telephone number at that address is (312) 940-2443. Our website address is www.optioncarehealth.com. The information on our website is not part of this prospectus and you should not rely on that information when making a decision whether to invest in our securities.

The Offering
Common stock offered by the selling stockholder
15,000,000 shares of our common stock.
Common stock outstanding prior to and immediately after this offering
179,794,587 shares of our common stock.
Underwriter’s option to purchase additional shares
The selling stockholder has granted the underwriter a 30-day option to purchase up to an additional 2,250,000 shares of our common stock at the public offering price, less the underwriting discounts and commissions.
Use of proceeds
We will not receive any of the proceeds from the shares of common stock sold by the selling stockholder. See “Use of Proceeds.”
Principal shareholders
Investment funds affiliated with Madison Dearborn Partners hold a controlling interest in us. As a result, we are a “controlled company” within the meaning of the corporate governance standards of the Nasdaq.
Risk factors
See “Risk Factors” beginning on page S-8.
Nasdaq Global Select Market trading symbol
OPCH
The number of shares of common stock that will be outstanding prior to and immediately after this offering is based on 179,794,587 shares of common stock outstanding as of January 13, 2021.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the information contained in this prospectus supplement and the accompanying prospectus, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should also consider the risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.
Risks Related to This Offering
We are a “controlled company” within the meaning of the rules of Nasdaq and, as a result, qualify for and rely on, exemptions from certain corporate governance standards, which limit the presence of independent directors on our board of directors or board committees.
As of the date of this prospectus supplement, before giving effect to this offering, approximately 63.6% of the outstanding shares of our common stock is held by HC Group Holdings I, LLC and, after giving effect to this offering, approximately 55.2% (or 54.0% assuming full exercise of the underwriter’s option to purchase additional shares) of the outstanding shares of our common stock will be held by HC Group Holdings I, LLC. As a result, we are a “controlled company” for purposes of the Nasdaq listing rules and are exempt from certain governance requirements otherwise required by Nasdaq, including requirements that:
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a majority of our board of directors consist of independent directors;

•
we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

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we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•
we conduct annual performance evaluation of the nominating and corporate governance and compensation committees.

Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq.
A sale of a substantial number of shares of our common stock may cause the market price of our common stock to drop significantly, even if our business is doing well.
In connection with this offering, the selling stockholder and each of our directors and officers have entered into lock-up agreements, on substantially similar terms, which expire 60 days from the date of this prospectus supplement. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after the expiration of the lock-up period or even the perception that these sales could occur.
As of the date of this prospectus supplement, Madison Dearborn Partners is our largest stockholder, controlling a majority of our common stock, and has the ability to exercise significant influence over decisions requiring our stockholders’ approval.
As of the date of this prospectus supplement, before giving effect to this offering, Madison Dearborn Partners controls a majority of our common stock through its control of HC Group Holding I, LLC. As a result, Madison Dearborn Partners has the ability to exercise significant influence over decisions requiring approval of our stockholders including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions, such as a merger or other sale of us or our assets.

This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of us and may negatively affect the market price of our common stock. Also, Madison Dearborn Partners is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete with us. Madison Dearborn Partners or its affiliates may also pursue acquisition opportunities that are complementary to our business and, as a result, those acquisition opportunities may not be available to us.
Provisions of our corporate governance documents could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management, even if beneficial to our stockholders.
In addition to HC Group Holding I, LLC’s beneficial ownership of a majority of our common stock before giving effect to this offering, our third amended and restated certificate of incorporation contains provisions that could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders. Among other things:
•
these provisions allow us to authorize the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include supermajority voting, special approval, dividend, or other rights or preferences superior to the rights of stockholders;

•
these provisions provide that, at any time when HC Group Holdings I, LLC beneficially owns, in the aggregate, less than 50% in voting power of our stock entitled to vote generally in the election of directors, directors may be removed with or without cause only by the affirmative vote of holders of at least 66 2∕3% in voting power of all the then-outstanding vote thereon, voting together as a single class;

•
these provisions prohibit stockholder action by written consent from and after the date on which HC Group Holding I, LLC beneficially owns, in the aggregate, less than 50% in voting power of our stock entitled to vote generally in the election of directors; and

•
these provisions provide that for as long as HC Group Holdings I, LLC beneficially owns, in the aggregate, 50% or more in voting power of our stock entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws or certificate of incorporation by our stockholders will require the affirmative vote of at least a majority in voting power of the outstanding shares of our stock and at any time when HC Group Holdings I, LLC beneficially owns, in the aggregate, less than 50% in voting power of all outstanding shares of our stock entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws or certificate of incorporation by our stockholders will require the affirmative vote of the holders of at least 66 2∕3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class.

These and other provisions in our certificate of incorporation, bylaws and Delaware law could make it more difficult for shareholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including delay or impede a merger, tender offer or proxy contest involving our company. The existence of these provisions could negatively affect the price of our common stock and limit opportunities to realize value in a corporate transaction.
Moreover, Section 203 of the General Corporation Law of the State of Delaware (“DGCL”) may discourage, delay, or prevent a change of control of our company. Section 203 imposes certain restrictions on mergers, business combinations, and other transactions between us and holders of 15% or more of our common stock.
Our third amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.
Pursuant to our third amended and restated certificate of incorporation, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees and stockholders to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, our third amended and restated certificate of incorporation or our bylaws or (4) any other action asserting a claim against us that is governed by the internal affairs doctrine; provided that for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action,” will not apply to suits to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our third amended and restated certificate of incorporation will further provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the provisions of our certificate of incorporation described above. The forum selection clause in our third amended and restated certificate of incorporation may have the effect of discouraging lawsuits against us or our directors and officers and may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.
We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our common stock.
Our third amended and restated certificate of incorporation authorizes us to issue one or more series of preferred stock. Our board of directors has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control, discouraging bids for our common stock at a premium to the market price, and materially adversely affect the market price and the voting and other rights of the holders of our common stock.
Our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal tax purposes is subject to limitation and risk that could further limit our ability to utilize our net operating losses.
Under U.S. federal income tax law, a corporation’s ability to utilize its net operating losses (“NOLs”) to offset future taxable income may be significantly limited if it experiences an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an ownership change will occur if there is a cumulative change in a corporation’s ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. A corporation that experiences an ownership change will generally be subject to an annual limitation on the use of its pre-ownership change NOLs equal to the value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate (subject to certain adjustments). At December 31, 2019, we had U.S. federal NOLs of approximately $541.0 million, of which $139.8 million are expected to expire unutilized due to limitations under Section 382 of the Code. We also had $601.9 million of cumulative gross state NOL carryforwards available to offset future taxable income in various states.
Any limitation to our annual use of NOLs could require us to pay a greater amount of U.S. federal (and in some cases, state) income taxes, which could reduce our after-tax income from operations for future taxable years and adversely impact our financial condition. At December 31, 2019, we maintained a full valuation allowance against all of our net U.S. federal and state deferred tax assets with the exception of $0.8 million of estimated state NOLs.

USE OF PROCEEDS
We will not receive any of the proceeds from the shares of common stock sold by the selling stockholder.

SELLING STOCKHOLDER
When we refer to the “selling stockholder” in this prospectus supplement, we mean the stockholder listed in the table below, and the donees, pledgees, transferees, assignees or other successors-in-interest and others who later come to hold any of the selling stockholder’s interest in shares of our common stock other than through a public sale.
The following table sets forth, as of the date of this prospectus supplement, information with respect to the beneficial ownership of our common stock by the selling stockholder, as adjusted, with respect to shares beneficially owned after the offering, to reflect the issuance and sale of shares of common stock by us and the sale of shares of common stock by the selling stockholder in this offering.
The percentage of common stock owned by the selling stockholder is based on 179,794,587 shares of common stock outstanding as of January 13, 2021. Information with respect to beneficial ownership is based on information obtained from such selling stockholder and publicly available information.
	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Offered†	Shares Beneficially Owned After the Offering (assuming no exercise of option)		Shares Beneficially Owned After the Offering (assuming full exercise of option)
Name of Selling Stockholder	Number of Shares	Percentage		Number of Shares	Percentage	Number of Shares	Percentage
HC Group Holdings I, LLC(1)	114,265,391	63.6%	15,000,000	99,265,391	55.2%	97,015,391	54.0%

†
If the underwriter exercises its option to purchase additional shares in full, the selling stockholder will sell a total of 2,250,000 of additional shares of our common stock in the offering.

(1)
MDP HC Holdings, LLC (“MDP HC”) is the controlling equityholder of HC Group Holdings I, LLC (“HC I”). Madison Dearborn Capital Partners VI-A, L.P. (“MDCP VI-A”) is a controlling equityholder and Manager of MDP HC. Madison Dearborn Partners VI-A&C, L.P. (“MDP VI-A&C”) is the general partner of MDCP VI-A. Madison Dearborn Partners, LLC (“MDP LLC”) is the general partner of MDP VI-A&C, which in turn is the general partner of MDCP VI-A. Elizabeth Q. Betten and Timothy P. Sullivan are Managing Directors of MDP LLC, limited partners of MDP VI-A&C, serve on the board of managers of HC I and serve on our board of directors. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP VI-A&C that (by majority vote) controls investment decisions of shares held directly by MDCP VI-A, and may be deemed to control the disposition of shares of common stock held directly by HC I. By virtue of the relationships described in this footnote, Ms. Betten and Messrs. Sullivan, Finnegan and Mencoff may be deemed to exercise voting and dispositive power with respect to the shares of common stock held by HC I. Each of Ms. Betten, Mr. Sullivan, Mr. Finnegan, Mr. Mencoff, MDP LLC, MDP VI-A&C, MDCP VI-A and MDP HC disclaims beneficial ownership of the shares of common stock owned by HC I except to the extent of their respective pecuniary interests therein. The address for HC I, MDP HC, MDCP VI-A, MDP VI-A&C, Mr. Finnegan and Mr. Mencoff is c/o Madison Dearborn Partners, LLC, 70 W. Madison St., Suite 4600, Chicago, IL 60602.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock acquired pursuant to this offering. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not or is not treated as, for U.S. federal income tax purposes:
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An individual who is a citizen or resident of the United States;

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A corporation created or organized under the laws of the United States or of any state thereof or the District of Columbia;

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An estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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A trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)) have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement and the accompanying prospectus.
We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxation. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, including, but not limited to, holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, “qualified foreign pension funds” as defined in Section 897(1)(2) of the Code and entities in which all of the interests of which are held by qualified foreign pension funds or U.S. expatriates and former long-term residents of the United States, holders subject to the Medicare contribution tax on net investment income or the alternative minimum tax, holders that are subject to the special tax accounting rules of Section 451(b) of the Code, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our common stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Such partners and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.
There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.
Distributions on our Common Stock
If we make distributions of cash or property on our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or other Disposition of our Common Stock.” Any such distribution will also be subject to the discussion below regarding effectively connected income, backup withholding and FATCA withholding.
Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of dividends or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the U.S. and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the U.S., are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected earnings and profits of a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.
To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the U.S. and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the U.S.. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Sale, Exchange or other Disposition of our Common Stock
Subject to the discussion below regarding backup withholding and FATCA withholding, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:
•
The gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the U.S. by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and be required to file a U.S. federal income tax return. If the non-U.S. holder is treated as a foreign corporation for U.S. federal income tax purposes, the branch profits tax described above in “Distributions on our Common Stock” also may apply;

•
The non-U.S. holder is an individual who is treated as present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the U.S.); or

•
Our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period ending on the date of such disposition (or the non-U.S. holder’s holding period of our common stock, if shorter) a “United States real property holding corporation” for U.S. federal income tax purposes. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market during the calendar year in which the disposition occurs, only a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock will be subject to U.S. federal income tax on the disposition of our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding
We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. A non-U.S. holder will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate (currently 24%) with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if such holder establishes an exemption by certifying his, her or its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form); provided we do not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person (as defined in the Code).
Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder establishes an exemption by certifying his, her or its status as a non-U.S. holder and satisfies certain other requirements. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding
Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and other administrative guidance issued thereunder, commonly referred to as “FATCA”, generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury regulations discussed below, the gross proceeds from a sale or other disposition of, stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules, or (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying, and information regarding, such substantial United States owners, or otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the U.S. and the non-U.S. holder’s country of residence may modify the requirements described in this paragraph.
U.S. Treasury Regulations proposed in December 2018 eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of our common stock, and may be relied upon by taxpayers until final regulations are issued.
We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

UNDERWRITING
Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholder and Goldman Sachs & Co. LLC (the “underwriter”), the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholder, 15,000,000 shares of common stock.
We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriter has advised us and the selling stockholder that the underwriter proposes initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.1350 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling stockholder. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional shares.
	Per Share	Without Option	With Option
Public offering price	$18.5000	$277,500,000	$319,125,000
Underwriting discount and commissions to be paid by selling stockholder	$0.2722	$4,083,000	$4,695,450
Proceeds, before expenses, to the selling stockholder	$18.2278	$273,417,000	$314,429,550
The expenses of the offering, not including the underwriting discount, are estimated at $300,000 and are payable by us. We have agreed to reimburse the underwriter for certain of its expenses in an amount up to $20,000.
Option to Purchase Additional Shares
The selling stockholder has granted an option to the underwriter, exercisable for 30 days after the date of this prospectus, to purchase up to 2,250,000 additional shares of our common stock at the public offering price, less the underwriting discount.
No Sales of Similar Securities
We and the selling stockholder, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 60 days after the date of this prospectus without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•
offer, pledge, sell or contract to sell any common stock,

•
sell any option or contract to purchase any common stock,

•
purchase any option or contract to sell any common stock,

•
grant any option, right or warrant for the sale of any common stock,

•
lend or otherwise dispose of or transfer any common stock,

•
request or demand that we file a registration statement related to the common stock, or

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Nasdaq Global Market Select Listing
The shares are listed on the Nasdaq under the symbol “OPCH.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq, in the over-the-counter market or otherwise.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in the common stock on the Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the EU Prospectus Regulation), except that offers of shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the EU Prospectus Regulation:
a.
to any legal entity which is a qualified investor as defined under the EU Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

c.
in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of shares of common stock shall require the Company or any representative to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares of commons stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the EU Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the EU Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
The Company, the representative and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom, no shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in the United Kingdom except that offers of shares of common stock may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
a.
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

c.
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, as amended (“FSMA”),

provided that no such offer of the Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the United Kingdom who initially acquires any shares of commons stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
In addition, in the United Kingdom, this document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

The Company, the representative and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to the Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.
EXPERTS
The consolidated financial statements of Option Care Health, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for revenue recognition and leases. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019, contains an explanatory paragraph that states that HC Group Holdings I, Inc. and HC Group Holdings II, Inc. (collectively, Option Care) merged with and into a wholly-owned subsidiary of BioScrip, Inc. (BioScrip) on August 6, 2019, forming the Company, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, Option Care’s internal control over financial reporting associated with 93% of total assets and 87% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2019. KPMG LLP’s audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Option Care.
The consolidated financial statements of BioScrip, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue recognition.

WHERE YOU CAN FIND MORE INFORMATION
Option Care Health, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.
Our website address is located at www.optioncarehealth.com. Through links on the “Investors” portion of our website, we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended. The accompanying prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents and reports, or portions thereof, listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):
•
Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 5, 2020;

•
Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2020, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 7, 2020, August 4, 2020 and November 3, 2020, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on February 3, 2020, May 28, 2020, June 26, 2020, July 24, 2020, October 6, 2020, December 14, 2020 and January 22, 2021.

•
The consolidated financial statements of BioScrip, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, included in BioScrip, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019;

•
The condensed consolidated financial statements of Bioscrip, Inc. as of June 30, 2019, and for the six months ended June 30, 2019 and 2018, included in BioScrip, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on July 31, 2019 ; and

•
The description of our common stock included in our Form 8-A filed with the SEC on August 1, 1996, as updated by the description of our common stock filed as Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 5, 2020, and as subsequently amended or updated.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein) after the date of this prospectus supplement and prior to the completion of the offering of all securities covered by this prospectus supplement and the accompanying prospectus. The information contained in any such document will be considered part of this prospectus supplement and the accompanying prospectus from the date the document is filed with the SEC.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:
Option Care Health, Inc.
3000 Lakeside Drive
Suite 300N
Bannockburn, IL 60015
(312) 940-2443
Attention: Investor Relations
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompany prospectus or any free writing prospectuses we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different or additional information. Neither we nor the selling stockholder are offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, the accompany prospectus, any free writing prospectus we have authorized for use in connection with this offering or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front cover of the applicable document.

Prospectus
OPTION CARE HEALTH, INC.
$500,000,000
Common Stock
Preferred Stock
Warrants
Subscription Rights
Depositary Shares
Units
143,513,746 shares of Common Stock by the Selling Stockholders
We may from time to time, in one or more offerings, offer and sell shares of our common stock, preferred stock, warrants, subscription rights, depositary shares or units, at an aggregate offering price not to exceed $500 million.
The selling stockholders named in this prospectus, or as may be named in one or more prospectus supplements (the “selling stockholders”), may from time to time, in one or more offerings, offering and sell up to an aggregate of 143,513,746 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock offered by the selling stockholders.
We or the selling stockholders may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. Our registration of the securities covered by this prospectus does not mean that we or the selling stockholders will offer or sell any securities.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “OPCH.” On June 26, 2020, the last reported sale price of our common stock was $12.79 per share.
Investing in our securities involves a number of risks. See “Risk Factors” on page 3 to read about factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 8, 2020.

Neither we nor the selling stockholders have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the applicable supplement to this prospectus or any associated free writing prospectus. In this prospectus, any reference to an applicable prospectus supplement may refer to a free writing prospectus, unless the context otherwise requires. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, and the selling stockholders may, from time to time, offer and sell our securities in one or more offerings.
This prospectus provides you with a general description of the securities that we and the selling stockholders may offer. Each time we or the selling stockholders sell our securities, we will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.
You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in the applicable prospectus supplement. Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus. Before making an investment in our securities, you should carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Where You Can Find More Information.”
Except where the context otherwise requires or where otherwise indicated, references in this prospectus to “Option Care Health,” the “Company,” “we,” “us,” and “our” refer to Option Care Health, Inc., a Delaware corporation.
FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the documents incorporated by reference may contain and refer to certain statements that are not historical facts that contain “forward-looking statements.” Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict” and similar expressions and include references to assumptions that the Company believes are reasonable and relate to its future prospects, developments and business strategies. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated due to a number of facts, including but not limited to those described from time to time in our reports filed or furnished with the SEC, and in particular those factors set forth in the section entitled “Risk Factors” in our annual and quarterly reports filed with the SEC.
While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements.
All forward-looking statements speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise. If we do update one or more forward-looking statements, there should be no inference that we will make additional updates with respect to those or other forward-looking statements.

THE COMPANY
Option Care Health, and its wholly-owned subsidiaries, provides infusion therapy and other ancillary health care services through a national network of 155 locations around the United States. The Company contracts with managed care organizations, third-party payers, hospitals, physicians, and other referral sources to provide pharmaceuticals and complex compounded solutions to patients for intravenous delivery in the patients’ homes or other nonhospital settings. Our services are provided in coordination with, and under the direction of, the patient’s physician. Our multidisciplinary team of clinicians, including pharmacists, nurses, dietitians and respiratory therapists, work with the physician to develop a plan of care suited to each patient’s specific needs. We provide home infusion services consisting of anti-infectives, nutrition support, bleeding disorder therapies, immunoglobulin therapy, and other therapies for chronic and acute conditions.
HC Group Holdings II, Inc. (“HC II”) was incorporated under the laws of the State of Delaware on January 7, 2015, with its sole shareholder being HC Group Holdings I, LLC. (“HC I”). On April 7, 2015, HC I and HC II collectively acquired Walgreens Infusion Services, Inc. and its subsidiaries from Walgreen Co., and the business was rebranded as Option Care, Inc. (“Option Care”).
On March 14, 2019, HC I and HC II entered into a definitive agreement to merge with and into a wholly-owned subsidiary of BioScrip, Inc. (“BioScrip”) (the “Merger”), a national provider of infusion and home care management solutions, which was completed on August 6, 2019. The Merger was accounted for as a reverse merger under the acquisition method of accounting for business combinations with Option Care being considered the accounting acquirer and BioScrip being considered the legal acquirer. Following the close of the transaction, BioScrip was rebranded as Option Care Health, Inc.
Corporate Information
Our principal executive offices are located at 3000 Lakeside Drive, Suite 300N, Bannockburn, Illinois 60015, and our telephone number at that address is (312) 940-2443. Our website address is www.optioncarehealth.com. The information on our website is not part of this prospectus and you should not rely on that information when making a decision whether to invest in our securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the caption “Risk Factors” in our Annual Report and Quarterly Reports, which are incorporated by reference herein. You should also consider any “Risk Factors” contained in any applicable prospectus supplement, and in any document that we file with the SEC after the date of this prospectus that is incorporated by reference herein. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.

USE OF PROCEEDS
Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus and any related prospectus supplement for our operations and for general corporate purposes. These purposes may include financing of acquisitions and capital expenditures, additions to working capital and repayment or redemption of indebtedness, among other items. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus will be set forth in the applicable prospectus supplement relating to a particular offering.
We will not receive any proceeds from the sale of shares of our common stock by any selling stockholder. All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own account.

SELLING STOCKHOLDERS
The selling stockholders may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any prospectus supplement. We are registering the resale of these shares pursuant to registration rights that we have granted to such selling stockholders.
When we refer to the “selling stockholders” in this prospectus, we mean the stockholders listed in the table below, and the donees, pledgees, transferees, assignees or other successors-in-interest and others who later come to hold any of the selling stockholders’ interest in shares of our common stock other than through a public sale, or any stockholders as may be named in one or more prospectus supplements, which will set forth the name of each of the stockholders and the number of securities beneficially owned by such stockholders that are covered by such prospectus supplement.
The following table sets forth, as of the date of this prospectus, the name of the selling stockholders and the aggregate amount of shares of common stock that the selling stockholders may offer pursuant to this prospectus. The percentage of common stock owned by the selling stockholders, both prior to and following the offering of any shares of common stock pursuant to this prospectus, is based on 176,714,792 shares of common stock outstanding as of June 24, 2020. Information with respect to beneficial ownership is based on information obtained from such selling stockholder and publicly available information. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of common stock.
	Before the Offering			After the Offering
Name and Address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares	Number of Shares Being Offered	Number of Shares	Percentage of Outstanding Shares
HC Group Holdings I, LLC(1)	142,613,748	80.7%	142,613,748	—	—
Coliseum Capital Partners, L.P.(2)	566,594(3)	*%	566,594	—	—
Coliseum Capital Partners II, L.P.(2)	126,784(4)	*%	126,784	—	—
Blackwell Partners, LLC, Series A(2)	206,620(5)	*%	206,620	—	—

*
Less than 1%

(1)
MDP HC Holdings, LLC (“MDP HC”) is the controlling equityholder of HC Group Holdings I, LLC (“HC I”). Madison Dearborn Capital Partners VI-A, L.P. (“MDCP VI-A”) is a controlling equityholder and Manager of MDP HC. Madison Dearborn Partners VI-A&C, L.P. (“MDP VI-A&C”) is the general partner of MDCP VI-A. Madison Dearborn Partners, LLC (“MDP LLC”) is the general partner of MDP VI-A&C, which in turn is the general partner of MDCP VI-A. Elizabeth Q. Betten and Timothy P. Sullivan are Managing Directors of MDP LLC, limited partners of MDP VI-A&C, serve on the board of managers of HC I and serve on our board of directors. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP VI-A&C that (by majority vote) controls investment decisions of shares held directly by MDCP VI-A, and may be deemed to control the disposition of shares of common stock held directly by HC I. By virtue of the relationships described in this footnote, Ms. Betten and Messrs. Sullivan, Finnegan and Mencoff may be deemed to exercise voting and dispositive power with respect to the shares of common stock held by HC I. Each of Ms. Betten, Mr. Sullivan, Mr. Finnegan, Mr. Mencoff, MDP LLC, MDP VI-A&C, MDCP VI-A and MDP HC disclaims beneficial ownership of the shares of common stock owned by HC I except to the extent of their respective pecuniary interests therein. The address for HC I, MDP HC, MDCP VI-A, MDP VI-A&C, Mr. Finnegan and Mr. Mencoff is c/o Madison Dearborn Partners, LLC, 70 W. Madison St., Suite 4600, Chicago, IL 60602.

(2)
Christopher Shackelton and Adam Gray are managers of (i) Coliseum Capital Management, LLC, which is the investment adviser to Coliseum Capital Partners, L.P. (“CCP”), Coliseum Capital Partners II, L.P. (“CCP2”) and Blackwell Partners LLC, Series A (“BP”) and (ii) Coliseum Capital, LLC, which is the general partner of CCP and CCP2. Accordingly, Messrs. Shackelton and Gray may be deemed to share voting and dispositive power over the shares of common stock issuable upon exercise of the Warrants (as defined below) held by each of CCP, CCP2 and BP. (as defined below). The business address of each of CCP, CCP2, BP, Mr. Gray and Mr. Shackelton is 105 Rowayton Avenue, Rowayton, CT 06853. Mr. Shackelton was previously a director of BioScrip and resigned in connection with the Merger.
(3)
Amount consists of: (i) 283,297 shares of common stock issuable upon the exercise of 283,297 Class A warrants of the Company (the “Class A Warrants”); and (ii) 283,297 shares of common stock issuable upon the exercise of 283,297 Class B warrants of the Company (the “Class B Warrants” and, together with the “Class A Warrants, the “Warrants”).

(4)
Amount consists of: (i) 63,392 shares of common stock issuable upon the exercise of 63,392 Class A Warrants; and (b) 63,392 shares of common stock issuable upon the exercise of Class B Warrants.

(5)
Amount consists of: (i) 103,310 shares of common stock issuable upon the exercise of 63,392 Class A Warrants; and (b) 103,310 shares of common stock issuable upon the exercise of Class B Warrants.

DESCRIPTION OF CAPITAL STOCK
The following is a description of our capital stock. The following is a summary, does not purport to be complete and is subject to our Third Amended and Restated Certificate of Incorporation (our “charter”), our Second Amended and Restated Bylaws (our “bylaws”), and provisions of applicable law. The following description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of our charter and our bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.
General
Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 12,500,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Voting Rights
Each share of common stock entitles the holder thereof of one vote for each share held by such holder on all matters voted on by our stockholders, provided, however, that, except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to our charter (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our charter (including any certificate of designation relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).
Ranking
Except as otherwise required by law or expressly provided in the our charter, each share of common stock has the same powers, rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.
Dividends
Subject to the rights of the holders of preferred stock and to the other provisions of applicable law and our charter, holders of common stock will be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property if, as and when declared thereon by our Board of Directors (the “Board”) from time to time out of our assets or funds legally available therefor.
Liquidation
Subject to the rights of holders of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of common stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of shares of common stock and the holders of shares of any other class or series ranking equally with the shares of common stock upon such dissolution, liquidation or winding up, equally on a per share basis.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights, conversion or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
The Board is authorized, subject to limitations prescribed by law, to provide, by resolution or resolutions for the issuance of shares of preferred stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of the Board and by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote generally in an election of directors, without the separate vote of the holders of the preferred stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.
Certain Effects of Authorized but Unissued Stock
We may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the The Nasdaq Stock Market LLC and Delaware law, for a variety of corporate purposes, including future public or private offerings to raise capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of unissued and unreserved common stock and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.
Anti-Takeover Effects of Provisions of our Charter and Bylaws
The following is a brief description of the provisions in our charter and bylaws that could have an effect of delaying, deferring, or preventing a change in control of the Company.
Director Nominations, Vacancies and Removal
Subject to the rights of the holders of any series of preferred stock then outstanding and except as otherwise set forth in that certain Director Nomination Agreement between the Company and HC I, as described below, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, disqualification, removal from office or any other cause may be filled only by resolution of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and may not be filled in any other manner. We and HC I entered into the Director Nomination Agreement on August 6, 2019 (the “Director Nomination Agreement”).
The Director Nomination Agreement provides that, from and after the closing of the Mergers (as defined therein) until the date that HC I and its affiliates cease to beneficially own common stock representing at least 10% of the voting power of the then-outstanding common stock, HC I is entitled to nominate for election to the Board or any committee of the Board, a number of directors equal to the product obtained by multiplying (a) the percentage of the total voting power of the then-outstanding common stock then beneficially owned by HC I and its affiliates and (b) the authorized number of directors on the Board, including any vacancies, with such product rounded up to the nearest whole number in all cases. The Director Nomination Agreement also provides HC I with the right to fill any vacancies created by the removal, death, disability, disqualification or resignation from the Board of any of its nominees that is elected to the Board. In the Director Nomination Agreement, we agreed to use our reasonable best efforts to ensure that any nominees designated by HC I in accordance with the Director Nomination Agreement are included in the Board’s slate of nominees to the stockholders for each election of directors and that each nominee designated by HC I is included in the proxy statement prepared by our management in connection with soliciting proxies for every meeting of the stockholders at which directors are voted on for election.
The Director Nomination Agreement automatically terminates on the date on which HC I and its affiliates cease to beneficially own at least 10% of the total voting power of the then outstanding common stock.
Subject to the rights of the holders of any series of preferred stock then outstanding and notwithstanding any other provision of our charter, on and after the first date (the “Trigger Date”) on which HC I and its Affiliated Companies (as defined below) cease to beneficially own (directly or indirectly) 50% or more of the voting power of the then outstanding shares of our capital stock then entitled to vote generally in the election of directors (“Voting Stock”), directors may be removed with or without cause upon the affirmative vote of stockholders representing at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of the then outstanding shares of Voting Stock, at a meeting of our stockholders called for that purpose. “Affiliated Companies” in our charter means (a) Madison Dearborn Partners, LLC, Madison Dearborn Partners VI-A&C, L.P., Madison Dearborn Partners VI-B, L.P. and MDP Global Investors Limited (collectively, the “MDP Group”), (b) Walgreens Company, (c) any entity that controls, is controlled by or under common control with HC I, the MDP Group or Walgreens Company (other than us and any company that is controlled by us) and any investment funds managed by the MDP Group and (d) in respect of us, any company controlled by us.
Our charter provides that whenever the holders of one or more series of preferred stock has the right, voting separately or together with the holders of one or more other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and newly created directorships and other features of such directorship will be subject to the rights of such series of preferred stock. During any period when the holders of any series of preferred stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of our directors will automatically be increased by such specified number of directors, and the holders of such preferred stock will be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director will serve until such director’s successor has been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal.
Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of preferred stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, will forthwith terminate (in which case each such director thereupon will cease to be qualified as, and will cease to be, a director) and the total authorized number of our directors will automatically be reduced accordingly.
Action by Written Consent
Prior to the Trigger Date, any action which is required or permitted to be taken by our stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted. From and after the Trigger Date, any action required or permitted to be taken by our stockholders may be taken only at a duly called annual or special meeting of our stockholders and the power of stockholders to consent in writing without a meeting is specifically denied; provided, however, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided the resolutions creating such series of preferred stock.
Special Meetings of Stockholders
Subject to the rights of the holders of any series of preferred stock then outstanding and to the requirements of applicable law, special meetings of our stockholders held may be called only (i) by or at the direction of the Board or the Chairman of the Board pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that we would have if there were no vacancies or (ii) prior to the Trigger Date, by the Chairman of the Board of Directors at the written request of the holders of a majority of the voting power of the then outstanding shares of Voting Stock in the manner provided for in our bylaws.

Certain Corporate Opportunities
To the fullest extent permitted by applicable law, none of HC I and/or its Affiliated Companies and/or their respective directors, partners, principals, officers, members, managers and/or employees, including any of the foregoing who serve as our officers or directors (collectively, the “Exempted Persons”) have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our Affiliated Companies, and no Exempted Person is liable to us or our stockholders for breach of any fiduciary duty solely by reason of any such activities of HC I, its Affiliated Companies or such Exempted Person. To the fullest extent permitted by applicable law, we, on our own behalf and our Affiliated Companies, renounces in our charter any interest or expectancy of us and our Affiliated Companies in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that we or our Affiliated Companies might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each Exempted Person has no duty to communicate or offer such business opportunity to us or our Affiliated Companies and, to the fullest extent permitted by applicable law, is not liable to us, any of our Affiliated Companies or our stockholders for breach of any fiduciary or other duty, as our director, officer or stockholder solely, by reason of the fact that HC I, its Affiliated Companies or any such Exempted Person pursues or acquires such business opportunity, sells, assigns, transfers or directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us or any of our Affiliated Companies. Notwithstanding anything to the contrary in Section 2 of Article Eight of our charter, we do not renounce any interest or expectancy we may have in (i) any business opportunity that is expressly offered to any Exempted Person solely in his or her capacity as our director or officer, and not in any other capacity, or (ii) any business opportunity that any Exempted Person first learns of in his or her capacity as our director or officer.
Subject to the rights of the holders of any series of preferred stock then outstanding, and in addition to any vote required by applicable law, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, is required to alter, amend or repeal, or to adopt any provision inconsistent with, Article Eight of our charter; provided however, that, to the fullest extent permitted by law, neither the alteration, amendment or repeal of Article Eight nor the adoption of any provision of our charter inconsistent with Article Eight will apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities which such Exempted Person becomes aware prior to such alteration, amendment, repeal or adoption.
Advance Notice for Stockholder Proposals and Nominations
Our bylaws contain provisions requiring advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by stockholders in nominating persons for election to our Board of Directors, including stockholder nominees to be included in our proxy statement. A stockholder must give notice no later than the 90th day nor earlier than the 120th days before the one-year anniversary of the date on which we held our annual meeting of stockholders the previous year. The notice must contain the information required by our bylaws, and the stockholder(s) and nominee(s) must comply with the information and other requirements required by our bylaws.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our charter provides otherwise. Our charter does not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our common stock to elect any directors to our Board.
Approval of Business Combinations with Interested Stockholders
We do not opt out of Section 203 of the DGCL in our charter, and thus are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. This may have an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.
Supermajority Voting Requirements to Amend Our Charter and Bylaws
Subject to the rights of holders of any series of preferred stock then outstanding, notwithstanding any other provision of our charter or bylaws, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law or otherwise, no provision of Articles Five, Six, Seven, Nine or Ten of our charter may be altered, amended or repealed in any respect, nor may any provision of our charter or bylaws inconsistent therewith be adopted, unless in addition to any other vote required by our charter or otherwise required by law, (i) prior to the Trigger Date, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Voting Stock, voting together as a single class, and (ii) from and after the Trigger Date, such alteration, amendment, repeal or adoption is approved by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of all outstanding shares of Voting Stock, voting together as a single class, at a meeting of our stockholders called for that purpose. Additionally, as discussed above, Article Eight of our charter can only be amended by a vote of eighty percent (80%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, subject to the limitations discussed above.
Subject to the rights of holders of any series of preferred stock then outstanding, in furtherance and not in limitation of the powers conferred by law, prior to the Trigger Date, our bylaws may be amended, altered or repealed and new bylaws made by (i) the Board or (ii) in addition to any vote of the holders of any class or series of our capital stock required in our charter (including any resolution or certificate of designations setting forth the terms of any series of preferred stock) and any other vote otherwise required by applicable law, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class. On and after the Trigger Date, our bylaws may be amended, altered or repealed and new bylaws made by (i) the Board or (ii) in addition to any of the holders of any class or series of our capital stock required herein (including any certificate of designation relating to any series of preferred stock), the bylaws or applicable law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of the then outstanding Voting Stock, voting together as a single class.
Listing
Our common stock is traded on the Nasdaq Global Select Market under the symbol “OPCH.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any combination of our common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.
The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:
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the title of the warrants;

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the aggregate number of warrants offered;

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the designation, number and terms of the common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted, if any;

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the exercise price of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable, if ever;

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any minimum or maximum amount of warrants that may be exercised at any one time; and

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may, at our option, issue subscription rights independently or together with any other security, which may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.
In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
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the record date for stockholders entitled to receive the rights;

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the number of shares of common stock or other securities that may be purchased upon exercise of each right;

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the exercise price of the rights;

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whether the rights are transferable;

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the period during which the rights may be exercised and when they will expire;

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the steps required to exercise the rights;

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the price, if any, for the subscription rights;

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the number of subscription rights issued;

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the terms of the shares of common stock or shares of preferred stock or depositary shares;

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if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

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the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

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whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

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whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

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any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.
This description of the terms of depositary shares sets forth certain general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those depositary shares will be described in the prospectus supplement relating to those depositary shares. Accordingly, for a description of the terms of a particular issue of depositary shares, reference must be made to both the prospectus supplement relating thereto and this description.
The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.
The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any deposit agreement with the SEC, and you should read the deposit agreement for provisions that may be important to you.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units; and

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whether the units will be issued in fully registered or global form.

The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in connection with the offering of the specific units. You should read such filings for provisions that may be important to you.

PLAN OF DISTRIBUTION
We and/or the selling stockholders, which as used herein includes donees, pledgees, transferees, assignees or other successors-in-interest selling our securities or interests in our securities received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of certain of their securities or interests in our securities, on any stock exchange, market or trading facility on which the security is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
We and/or the selling stockholders may use any one or more of the following methods when disposing of securities or interests therein:
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on the NASDAQ Stock Market or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our securities may be listed or quoted at the time of sale;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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one or more underwritten offerings;

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block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per share; and

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a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some of the securities owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling stockholders to include the pledgee, transferee, assignees or other successors-in-interest as the selling stockholders under this prospectus. The selling stockholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, assignees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling stockholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge our securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to us and/or the selling stockholders from the sale of our securities will be the purchase price of our securities less discounts or commissions, if any. We and/or the selling stockholders reserve the right to accept and, together with their agents from time to time, as applicable, to reject, in whole or in part, any proposed purchase of our securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholders.
The selling stockholders also may in the future resell a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. If the selling stockholders are “underwriters” within the meaning of Section 2(11) of the Securities Act, then the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, the securities to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an applicable prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of the securities offered by us and/or the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing such securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The selling stockholders may use this prospectus in connection with resales of the securities as specified on the cover of this prospectus. The selling stockholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling stockholders will receive all the net proceeds from the resale of the securities sold by them.

LEGAL MATTERS
Kirkland & Ellis LLP, New York, New York will pass upon the validity of the securities offered hereby on our behalf. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.
EXPERTS
The consolidated financial statements of Option Care Health, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for revenue recognition and leases. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019, contains an explanatory paragraph that states that HC Group Holdings I, Inc. and HC Group Holdings II, Inc. (collectively, Option Care) merged with and into a wholly-owned subsidiary of BioScrip, Inc. (BioScrip) on August 6, 2019, forming the Company, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, Option Care’s internal control over financial reporting associated with 93% of total assets and 87% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2019. KPMG LLP’s audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Option Care.
The consolidated financial statements of BioScrip, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue recognition.

WHERE YOU CAN FIND MORE INFORMATION
Option Care Health, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.
Our website address is located at www.optioncarehealth.com. Through links on the “Investors” portion of our website, we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports, or portions thereof, listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein:
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Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 5, 2020;

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Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2020, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

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Our Current Reports on Form 8-K filed with the SEC on February 3, 2020, May 28, 2020 and June 26, 2020;

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The consolidated financial statements of BioScrip, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, included in BioScrip, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019;

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The condensed consolidated financial statements of BioScrip, Inc. as of June 30, 2019, and for the six months ended June 30, 2019 and 2018, included in BioScrip, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on July 31, 2019; and

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The description of our common stock included in our Form 8-A filed with the SEC on August 1, 1996, as updated by the description of our common stock filed as Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 5, 2020, and as subsequently amended or updated.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) after the date of this prospectus and prior to the completion of the offering of all securities covered by this prospectus and any applicable prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:
3000 Lakeside Drive
Suite 300N
Bannockburn, IL 60015
(312) 940-2443
Attention: Investor Relations
You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. Neither we nor the selling stockholders are offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

15,000,000 Shares
Common Stock

Prospectus Supplement

Goldman Sachs & Co. LLC
February 8, 2021